Exhibit 10.3

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as “the Agreement”) is signed in 23 December 2018 by the following two parties in Beijing, the People’s Republic of China (hereinafter referred to as “China”):

Party A: Beijing Goxus International Management Consulting Ltd

Address: Room 304, Floor 3, Building 5, No. 16 Courtyard. Chenguang East Road, Fangshan District, Beijing;

Party B: Goxus (Beijing) Creative and Cultural Ltd.

Address: #65306;Room 1105, Floor 11, Building 5, Courtyard 16, Chenguang East Road, Fangshan District, Beijing

(Party A and Party B are referred to as “the party” separately and “both parties” collectively)

Whereas:

1. Party A is a wholly foreign-owned enterprise registered in China which has the necessary resources to offer technical and consulting services.

2. Party B is a domestic-funded company registered in China and can engage in the following business with the approval of the relevant government agencies in accordance with the law: organizing cultural and artistic exchange activities (except performances); general contracting for construction; professional contracting; labor subcontracting; landscape greening services; product design; stage art design; home decoration and design; undertaking exhibitions and displays; conference services; design, production, agency, advertising; economic information consultation; model design; packaging design; arts and crafts design; sales of arts and crafts, computer hardware and auxiliary equipment, electronic equipment, building materials, decorative materials; rental of commercial housing and engineering design. (The enterprise shall independently select operation items and carry out operation activities according to law. With regard to engineering design and items subject to approval according to law, the enterprise shall carry out the relevant operation activities according to approved contents after approval by relevant agencies. The enterprise shall not engage in the operation activities of the items prohibited or restricted by the city’s industrial policy.);

3. Party A agrees to use its technical, personnel and information advantages to provide exclusive technical support, consultation and management services for Party B’s main business during the period of the Agreement. Party B agrees to accept the consultation and various services provided by Party A or its designated party in accordance with the provisions of the Agreement.

Accordingly, Party A and Party B reaches the following agreement through consultation:

1. Service Provision

1.1 In accordance with the terms and conditions of the Agreement, Party B hereby appoints Party A as Party B’s exclusive service provider to provide Party B with comprehensive technical support, business support and related consulting services during the period of the Agreement. The specific content includes all necessary services decided by Party A from time to time within the scope of Party B’s main business, including but not limited to the following:

(1) Marketing research and consulting services;

(2) Short and medium term market development and planning services;

(3) Management-related consulting services and assistance; supporting Party B in introducing advanced management concepts and management models;

(4) Technology development, technical consultation, technology transfer and promotion and other technical services;

(5) Public relations services;

(6) Management consulting services and assisting Party B’s labor and employment system, including but not limited to organizing training and evaluating administrative, management and other personnel, assisting in the establishment of a comprehensive system of human resources management and the realization of a good human resources allocation;

(7) Offering advisory services on Party B’s administration, internal inspection and supervision and asset management according to Party B’s needs;

(8) Other service areas.

1.2 Party B accepts Party A’s consultation and service. Party B further agrees that, unless Party A has given prior written consent, Party B shall not directly or indirectly obtain from any third party any consultations and/or services identical with or similar to those in the Agreement in respect of the services or other matters agreed in the Agreement, and shall not establish any similar cooperative relationship with any third party in respect of the matters referred to in the Agreement during the period of the Agreement. Both parties agree that Party A may designate any other party (the designated party may sign certain agreements described in Article 1.3 of the Agreement with Party B) to provide the services and/or support agreed in the Agreement for Party B.

1.3 Mode of service provision

During the effective period of this agreement, both parties agree that, as the case may be, Party B may further sign technical service agreements and consultation service agreements with Party A or other parties designated by Party A, agreeing on the specific contents, methods, personnel and fees of various technical services and consultation services.

1.4 Party B hereby grants Party A an irrevocable exclusive right of purchase. According to this right, Party A may purchase from Party B any part or all of its assets at its own option within the limits permitted by Chinese laws and regulations at the lowest price permitted by Chinese law. At that time, both parties will sign a separate asset transfer contract, agreeing on the terms and conditions of the asset transfer.

1.5 Party B shall actively cooperate with Party A in providing services under the Agreement, including but not limited to providing relevant business information, business data, financial data, management requirements, technical requirements and instructions to Party A’s staff, managers, professionals or other relevant personnel. In order to ensure that Party A can offer services to Party B to the maximum extent permitted by relevant Chinese laws and regulations in accordance with the Agreement, Party B shall cooperate with Party A to obtain all the information and materials required by Party A to provide services in the following ways:

1.5.1 Party A shall have the right to consult Party B’s data and information (including but not limited to Party B’s financial data, accounting books, technical information, technical contract, service contract, business contract or other data and information) and enter and leave Party B’s premises provided that Party B is notified three (3) working days in advance.

1.5.2 Party A shall have the right to contact Party B’s managers, technicians, consultants, suppliers, agency operators and customers provided that Party B is notified three (3) working days in advance, so that Party A and its professional consultants and representatives can inquire and understand Party B’s technical use status, operation status or other circumstances from the above-mentioned personnel.

2. Price and mode of payment of services

2.1 Both parties agree that Party B shall pay a certain service fee to Party A (hereinafter referred to as “service fee”) for all services provided by Party A to Party B under the Agreement. During the effective period of the Agreement, the annual service fee payable by Party B to Party A shall be equal to all pre-tax profits of Party B and its subsidiaries (minus any accumulated losses (if any) of Party B and its subsidiaries in the previous fiscal year, and the amount required for operating funds, expenditures, taxes and other statutory contributions in any particular fiscal year). Party A shall have the right to adjust the service fee according to the actual service provided, and Party A shall take the following factors into account when adjusting the service fee:

(1) The complexity and difficulty of services;

(2) The time required by Party A’s employees to provide such services;

(3) Specific content and commercial value of services;

(4) The market reference price of the same kind of services.

2.2 By reaching consensus through consultation, both parties may sign a separate written agreement to adjust the specific calculation method and payment method of service fee.

2.3 Party B shall complete the audit within four months after the end of each calendar year and submit the audit report to Party A. Party B shall pay Party A the annual service fee within 15 days after the completion of its annual financial audit.

2.4 Unless otherwise agreed by both parties, the service fees paid by Party B to Party A under the Agreement shall not be deducted or offset.

2.5 During the effective period of the agreement, Party A shall enjoy all the economic benefits related to Party B’s business operation and bear all the risks arising from its business operation. Party A may provide financial support to Party B at its discretion (to the extent permitted by Chinese law) to ensure that Party B can meet its daily operating cash flow needs and/or offset any operating losses. If Party B incurs any operating losses or suffers serious operation difficulties, Party A shall have the right to request Party B to terminate its operations, while Party B shall accept the request of Party A unconditionally.

3. Intellectual property rights

3.1 Party A shall have sole and exclusive ownership, rights and interests in any and all intellectual property rights (including but not limited to copyright, patent right, patent application right, trademark, technical secret, etc.) arising from or created by the performance of the Agreement. Party B shall sign all appropriate documents, take all appropriate actions, submit all documents and/or applications, provide all appropriate assistance, and make all other acts deemed necessary by Party A to grant any ownership, rights and interests of such intellectual property rights to Party A, and/or improve the protection of the said intellectual property rights of Party A.

3.2 If Party A develops intellectual property rights on the basis of Party B’s intellectual property rights when providing the services stipulated in the Agreement to Party B, Party B shall ensure that there is no security interest in such intellectual property rights and no infringement on the rights of any other person. Otherwise, Party B shall compensate Party A for all the losses incurred by Party A from using such intellectual property rights. If Party A is liable to any third party for the above reasons, and Party A has compensated the third party, then Party B shall make up for Party A in full.

3.3 Party B hereby agrees that within the scope and duration of legal permission, Party A shall obtain free and exclusive license to use any intellectual property rights which shall be owned by Party B according to the mandatory provisions of the law, and Party A shall enjoy the priority as a transferee when such intellectual property rights are transferred by Party B.

4. Confidentiality

4.1 Both parties acknowledge and confirm that any oral or written information exchanged in connection with the Agreement, its contents and the preparation or performance of the Agreement shall be deemed confidential.

4.2 Both parties agree that this clause shall remain in force regardless of whether or not the Agreement is altered, rescinded or terminated.

5. Representations and warranties

5.1 Party A represents and warranties as follows:

5.1.1 Party A is a wholly foreign-owned enterprise legally registered and effectively existing in accordance with Chinese law.

5.1.2 Party A has taken necessary corporate actions, obtained necessary authorization, and obtained the consent and approval of third parties and government agencies (if necessary) to sign, deliver and perform the Agreement; Party A’s signature, delivery and performance of the Agreement do not violate the explicit provisions of laws and regulations.

5.1.3 The Agreement shall constitute a legal, effective, binding and compulsorily-enforced obligation upon Party A in accordance with the provisions of the Agreement.

5.2 Party B represents and warranties as follows:

5.2.1 Party B is a company legally registered and validly surviving in accordance with Chinese law. Party B has obtained the government permissions and licenses required to engage in its main business.

5.2.2 Party B has taken necessary corporate actions, obtained necessary authorization, and obtained the consent and approval of third parties and government agencies (if necessary) to sign, deliver and perform the Agreement; Party B’s signature, delivery and performance of the Agreement do not violate the explicit provisions of laws and regulations.

5.2.3 The Agreement shall constitute a legal, effective, binding and compulsorily-enforced obligation upon Party B in accordance with the provisions of the Agreement.

5.2.4 Party B shall fulfill all its obligations and commitments under the Agreement in a timely and comprehensive manner.

6. 生效和有效期

6. Effectiveness and Term

6.1 The Agreement is signed and enters into force on the date indicated at the beginning of the Agreement. This Agreement shall be valid for 10 years unless terminated in advance in accordance with the Agreement or other agreements between both parties.

6.2 Before the expiration of the Agreement, the Agreement may be extended upon written confirmation by Party A. The extension period shall be decided by Party A, and Party B must unconditionally agree to the extension.

7. Liability for breach of contract

7.1 If Party B fails to pay the service fee to Party A on time in accordance with the provisions of the Agreement, Party A shall have the right to charge a damages on Party B equivalent to one thousandth (0.1%) of the relevant unpaid service fee per day. The said damages shall accrue from the date of maturity of payment to the date of actual payment.

7.2 Except as otherwise provided in the Agreement, the breach of any provision under the Agreement, the failure to perform any obligation under the Agreement or the performance any obligation against the relevant provision by either party (hereinafter referred to as the “breaching party”) shall constitute a breach of contract of the said party under the Agreement (hereinafter referred to as “breach of contract”). The breaching party shall, at the request of the other party (hereinafter referred to as the “non-breaching party”), continue to perform, fully perform and/or take remedial measures within a reasonable period prescribed by the non-breaching party, and shall compensate the non-breaching party for all losses incurred therefrom (including all expenses incurred by the non-breaching party for the purpose of enforcing or realizing its rights and interests under the Agreement).

7.3 If the breaching party delays the fulfillment of or violates its obligations under the Agreement for more than fourteen (14) working days, fails to fulfill its outstanding obligations in a timely manner or fails to make remedies satisfactory to the non-breaching party as required by the non-breaching party, the non-breaching party shall have the right to terminate or rescind the Agreement immediately after giving a written notice to the breaching party.

7.4 Notwithstanding other provisions of the Agreement, the validity of the provisions of Article 7 shall survive the termination or rescission of the Agreement.

8. Force Majeure

8.1 Force Majeure in the Agreement refers to the unforeseeable, unavoidable or insurmountable objective circumstances which result in the failure of a party to fulfill its obligations under the Agreement. Such objective circumstances should include earthquakes, typhoons, floods, fires, wars, epidemics, interruptions in international or domestic transport, strikes and any other unforeseen, unavoidable or insurmountable events.

8.2 If any party to the Agreement fails to fulfill or fails to timely fulfill all or part of its obligations under the Agreement due to force majeure, the party shall be exempted from the liability for breach of contract arising therefrom, provided it has made reasonable and feasible efforts to fulfill the Agreement.

8.3 After the occurrence of any of the aforementioned force majeure events, the party encountering the force majeure event shall notify the other party in written forms, such as letters or faxes, within seventy-two (72) hours of the event, and shall submit to the other party a report and the relevant certificates on the reason for its non-performance or partial non-performance of the Agreement or the need to delay its performance within fourteen (14) days after the occurrence of the event. Subsequently, both parties shall decide through consultation whether to suspend or terminate the Agreement temporarily according to the specific circumstances. If both parties decide to suspend the Agreement temporarily, they shall continue to perform it immediately after the effect of force majeure has been eliminated. If the effect of force majeure has made the performance of the Agreement impossible, both parties agree to make every effort to adopt other solutions to achieve the purpose of the agreement in accordance with the requirements of Party A.

9. Termination and rescission of the Agreement

9.1 Unless extended in accordance with the Agreement, the Agreement shall be terminated on its expiration date.

9.2 During the effective period of the Agreement, Party B shall not terminate the Agreement in advance. Nevertheless, Party A may terminate the Agreement at any time by issuing a written notice to Party B 30 days in advance.

9.3 Within the effective period of the Agreement, if either party submits any form of bankruptcy application, or is filed a bankruptcy application by any third party, or enters bankruptcy liquidation proceedings, or is prohibited from doing business by competent government authorities, or loses its legal personality or other legal entity qualification for other reasons, then the other party shall have the right to, in the form of written notice (“notice of rescission”), rescind the Agreement. The Agreement shall be automatically rescinded from the date of the arrival of the notice of rescission.

9.4 The termination and rescission of the Agreement shall not affect the right of both parties to claim compensation. If any party suffers losses as a result of termination or rescission of the Agreement, the party causing such losses shall be liable for compensation, except that it may be exempted from liability according to law and as agreed in the Agreement.

10. Applicable law and dispute resolution

10.1 The conclusion, validity, interpretation, performance, modification and termination of the Agreement and the resolution of disputes under the Agreement shall be governed by the laws of China.

10.2 Any dispute arising from the interpretation and performance of the Agreement shall be settled by friendly negotiation between both parties. If negotiation fails, either party may refer the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the existing arbitration rules of the Commission at the time of application for arbitration. The arbitral award is final and binding on both parties.

10.3 In the event of any dispute arising from the interpretation and performance of the Agreement or any dispute under arbitration, both parties shall continue to exercise their other rights under the Agreement and perform their other obligations under the Agreement, except for the matters in dispute.

11. Compensation

Party B shall compensate Party A for any losses, damages, liabilities or expenses arising from or in connection with the contents of the consultation and services provided by Party A to Party B in accordance with the Agreement in respect of litigation, request or other requirements against Party A, so that Party A will not suffer any damage, unless such losses, damages, liabilities or expenses are due to Party A ’s gross negligence or intention.

12. Notification

12.1 All notices and other communications required or issued under the Agreement shall be sent to the following addresses of the party by personal delivery, registered mail, commercial express service or fax. The date on which such notifications are deemed to be served effectively shall be determined as follows:

12.1.1 If a notice is sent by personal delivery, express service or registered mail, the effective date of service shall be the date of receipt or rejection of the notice at the address set for the notification.

12.1.2 If the notice is sent by fax, the effective date of service shall be the date of successful transmission (evidenced by the automatically generated transmission confirmation information).

12.2 For the purpose of notification, the addresses of both parties are as follows:

Party A: Beijing Goxus International Management Consulting Ltd

Address: Floor 10, Building 5, Courtyard No. 16, Chenguang East Road, Fangshan District, Beijing.

Attn: Qiu Chaojing

Tel: 13718216117

Fax: 010-53857625

Party B: Goxus (Beijing) Creative and Cultural Ltd.

Address: Room 1105, Floor 11, Building 5, Courtyard No. 16, Chenguang East Road, Fangshan District, Beijing

Attn: Zhao Hua

Tel: 13810475086

Fax: 010-53857625

12.3 Any party may change its address of receiving notification by giving notice to other parties at any time in accordance with the provisions of this article.

13. Assignment of the Agreement

13.1 Party B shall not assignment its rights and obligations under the Agreement to a third party without the prior written consent of Party A.

13.2 Party B hereby agrees that Party A may assignment its rights and obligations under the Agreement to any other third party according to its need, and that Party A only needs to give Party B a written notice to Party B when such assignment occurs, and Party A no longer needs to obtain Party B’s consent for such assignment.

14. Severability of the Agreement

If any one or more provisions of the Agreement is/are found to be invalid, illegal or unenforceable in any way in accordance with any law or regulation, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or impaired in any way. Both parties shall, through good faith consultation, strive to replace those invalid, illegal or unenforceable provisions with effective provisions as far as permitted by the law and expected by both parties, and the economic effects of such effective provisions shall be as close as possible to those of invalid, illegal or unenforceable provisions.

15. Amendment and supplement of the Agreement

Both parties may amend and supplement the Agreement by a written agreement. The amendment agreement and supplementary agreement on the Agreement signed by both parties shall be an integral part of the Agreement and have the same legal effect as the Agreement.

16. Others

The Agreement is made in duplicate and each party holds an equally-effective copy.

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(No text on this page, a page for signature of Exclusive Business Cooperation Agreement)

Party A:

Beijing Goxus International Management Consulting Ltd (Seal)

Legal representative/Authorized representative: Zhao Xingpeng

Date of signature: 23 December 2018

Party B:

Goxus (Beijing) Creative and Cultural Ltd. (Seal)

Legal representative/Authorized representative: Zhao Xingpeng

Date of signature: 23 December 2018